UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

July 6, 2026
Date of Report (Date of earliest event reported)

Southern California Gas Company
(Exact name of registrant as specified in its charter)

California	1-01402	95-1240705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West 5th Street, Los Angeles, California 90013	(213) 244-1200
(Address of principal executive offices) (Zip Code)	(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Executive Officer and President
On July 6, 2026, the Board of Directors of Southern California Gas Company (“SoCalGas”), a subsidiary of Sempra, appointed Karen L. Sedgwick as Chief Executive Officer and President for SoCalGas, effective on a date to be determined by the SoCalGas Board of Directors and expected to be in the third quarter of 2026. Ms. Sedgwick, 60, has served in a series of senior leadership roles across the Sempra family of companies for over three decades of service. She most recently has served as Sempra’s Executive Vice President and Chief Financial Officer since January 2024, Chief Administrative Officer starting in December 2021 and Senior Vice President and Chief Human Resources Officer starting in September 2020.
Ms. Sedgwick will assume the President role from Rodger R. Schwecke, who also serves as SoCalGas’ Chief Operating Officer until the appointment of a new Chief Operating Officer as described below. Upon the later effective date of Ms. Sedgwick’s and the new Chief Operating Officer’s respective appointments, Mr. Schwecke will commence service as Executive Advisor for SoCalGas and will continue in such role until his previously reported retirement on October 1, 2026.
Chief Operating Officer
On July 6, 2026, the SoCalGas Board of Directors appointed Ross W. Turrini as Chief Operating Officer for SoCalGas, effective August 10, 2026. Mr. Turrini, 63, has served in various leadership roles for National Grid, a multinational natural gas and electric utility company, for almost two decades of his over 35-year career in gas engineering and operations management. He most recently has served as the Chief Operating Officer of National Grid’s New York gas business since April 2021 and as National Grid’s Group Chief Engineer for its gas business starting in September 2016.
Vice President, Chief Accounting Officer and Controller
On July 8, 2026, the SoCalGas Board of Directors appointed Elvia Lima Ortiz as Vice President, Chief Accounting Officer, Controller and Assistant Treasurer for SoCalGas, effective July 10, 2026. Ms. Lima Ortiz, 44, has served in a series of financial and accounting roles during her over 20-year tenure with SoCalGas. She most recently has served as SoCalGas’ Director, Financial Reporting and Accounting since December 2022 and Manager, Finance starting in June 2021.
On July 7, 2026, Sara P. Mijares provided notice that she will resign as Vice President, Chief Accounting Officer, Controller and Assistant Treasurer for SoCalGas, effective July 9, 2026. Ms. Mijares will remain with SoCalGas in an advisory capacity through July 24, 2026 in order to support the successful transition of her successor. Ms. Mijares will receive severance benefits for a separation from service by reason other than cause and an agreement to provide continuing consultant services for SoCalGas under the terms of her existing severance pay agreement, which are described in the SoCalGas 2026 Information Statement filed with the U.S. Securities and Exchange Commission (“SEC”) on April 14, 2026, as well as an additional cash payment of $315,000 intended to address outstanding equity-based incentive awards forfeited in the ordinary course upon her departure.
New Officer Compensation
In connection with the foregoing appointments, the newly appointed officers will receive the following compensation, in each case effective as of the date of the applicable officer’s appointment:
▪Ms. Sedgwick will receive compensation intended to maintain the level of her compensation in her current role, including (i) an annual base salary of $830,000, (ii) an annual cash bonus award under the SoCalGas Executive Incentive Compensation Plan (“EICP”) with a target value of 90% of her annual base salary, (iii) her existing 2026 annual long-term equity-based incentive award previously approved by the Compensation and Talent Development Committee of the Sempra Board of Directors (“Sempra CTD Committee”) and eligibility for future annual awards at similar target values as recommended by the Compensation Committee of the SoCalGas Board of Directors (“SoCalGas Compensation Committee”) and approved by the Sempra CTD Committee, and (iv) continuation of her existing severance pay agreement, which will remain unchanged. Ms. Sedgwick also will receive a $200,000 relocation incentive payment for each of her first two years of service in her new role, intended to support her transition to Los Angeles as her primary work location.
▪Mr. Turrini will receive (i) an annual base salary of $500,000, (ii) an annual cash bonus award under the EICP with a target value of 60% of his annual base salary, (iii) in lieu of annual long-term equity-based incentive awards, the SoCalGas Compensation Committee will recommend that the Sempra CTD Committee approve a special, one-time service-based restricted stock unit award with a grant date value of $500,000 and a three-year vesting schedule of 20%, 40% and 40% on the three respective anniversaries of the grant date, (iv) cash retention payments, each subject to continued service for SoCalGas through the applicable service period, of (a) $200,000 for a one-year service period, (b) $100,000 for a three-year service period, and (c) subject to achievement of board-approved performance objectives in 2027 or 2028, as applicable, and a three-

year service period, $500,000 for each such year, (v) a $200,000 transition support payment and other relocation benefits consistent with those provided to similarly situated officers, and (vi) a new severance pay agreement with Sempra with terms similar to those of SoCalGas’ other executive officers at a senior vice president level.
▪Ms. Lima Ortiz will receive (i) an annual base salary of $255,000, (ii) an annual cash bonus award under the SoCalGas EICP with a target value of 45% of her annual base salary, and (iii) the SoCalGas Compensation Committee will recommend that the Sempra CTD Committee approve future annual long-term equity-based incentive awards with a target value of 80% of her annual base salary, and (iv) a new severance pay agreement with Sempra with terms similar to those of SoCalGas’ other executive officers at a vice president level.
▪Each newly appointed officer will also be eligible for other executive benefits commensurate with SoCalGas’ similarly situated officers.
Additional information regarding SoCalGas’ executive compensation program, including severance pay agreement terms and other executive benefits provided for SoCalGas’ executive officers, is described in the SoCalGas 2026 Information Statement filed with the SEC on April 14, 2026.
Forward-Looking Statements
This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions about the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the date of this report. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.
In this report, forward-looking statements can be identified by words such as “believe,” “expect,” “intend,” “anticipate,” “contemplate,” “plan,” “estimate,” “project,” “forecast,” “envision,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “preliminary,” “pro forma,” “strategic,” “initiative,” "target," "outlook," “optimistic,” “poised,” “positioned,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategies, goals, vision, mission, projections, intentions or expectations.
Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include: decisions, disallowances or denials of cost recovery, audits, investigations, inquiries, ordered studies, regulations, legislative actions, denials or revocations of permits, consents, approvals or other authorizations, renewals of franchises, and other actions, including the failure to honor contracts and commitments, by the (i) California Public Utilities Commission (CPUC), U.S. Department of Energy, U.S. Internal Revenue Service and other regulatory bodies and (ii) U.S. and states, counties, cities and other jurisdictions therein where we do business; the success of business development efforts and construction projects, including risks related to, as applicable, (i) negotiating pricing and other terms in definitive contracts, (ii) completing construction projects or other transactions on schedule and budget, (iii) realizing anticipated benefits from any of these efforts if completed, (iv) obtaining regulatory and other approvals and (v) third parties honoring their contracts and commitments; changes to our capital expenditure plans and their potential impact on rate base or other growth; changes, due to evolving economic, political and other factors and increasing geopolitical instability as a result of wars or other conflicts in various parts of the world, to (i) trade and other foreign policy, including the imposition of tariffs by the U.S. and foreign countries (and uncertainty related to the implementation and enforceability thereof), and (ii) laws and regulations, including those related to tax; litigation, arbitration, property disputes and other proceedings; cybersecurity threats, including by nation-state actors, of ransomware or other attacks on our systems, the energy grid or our other infrastructure, or the systems of third parties with which we conduct business; the availability, uses, sufficiency, and cost of capital resources and our ability to borrow money or otherwise raise capital on favorable terms and meet our obligations, which can be affected by, among other things, (i) actions by credit rating agencies to downgrade our credit ratings or place those ratings on negative outlook, (ii) instability in the capital markets, and (iii) fluctuating interest rates and inflation; the impact of efforts to increase affordability of U.S. utility customer rates on our ability to obtain cost recovery from applicable regulators, our capital expenditure and other growth plans and our ability to advance statewide policies; the impact on affordability of customer rates, cost of capital and operating margin due to (i) volatility in inflation, interest rates, commodity prices, and tariff rates and (ii) the cost of meeting the demand for lower carbon and reliable energy in California; the impact of climate policies, laws, rules, regulations, trends and required disclosures, including actions to reduce or eliminate reliance on natural gas, increased uncertainty in the political or regulatory environment for California natural gas distribution companies, the risk of nonrecovery for stranded assets, and uncertainty related to emerging technologies; weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events, such as work stoppages, that disrupt our operations, damage our facilities or systems, cause the release of harmful materials or fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms or insurance or may impact our ability to obtain satisfactory levels of affordable insurance; the availability of natural gas and natural gas storage and transportation capacity, including disruptions caused by failures in the pipeline and storage systems or limitations on the injection and withdrawal of natural gas from storage facilities; and other uncertainties, some of which are difficult to predict and beyond our control.
These risks and uncertainties are further discussed in the reports that the company has filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov, and on Sempra’s website, www.sempra.com. Investors should not rely unduly on any forward-looking statements.
Sempra Infrastructure Partners and its subsidiaries, and the Sempra Texas utilities (Oncor and Sharyland Utilities) are not the same companies as the Sempra California utilities, SDG&E or SoCalGas, nor are they regulated by the California Public Utilities Commission (CPUC).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA GAS COMPANY,
(Registrant)

Date: July 9, 2026	By: /s/ Valerie A. Bille
Valerie A. Bille Senior Vice President and Chief Financial Officer